UNITED STATES DISTRICT COURT
NORTHERN DISTRICT OF TEXAS
DALLAS DIVISION

ENERGYTEC, INC.,
a Nevada corporation,

Plaintiff,

v.

PHILIP M. PROCTOR, an individual;
G. NORMAN MUNRO, an individual;
RAYMOND J. VULA, an individual;
ALICE G. VULA, an individual;
JOHN J. PETITO, an individual;
MELVIN R. SELIGSOHN, an individual;
SAM MILLER, an individual;
CORINNE I. WESELOH, an individual;
PAUL A. ABERBACH, an individual; and DOES 1-100,

Defendants

§ § § § § § § § § § § § § § § § § § §	CIVIL NO. 3-06 CV-871-L

PLAINTIFF’S ORIGINAL COMPLAINT

TO THE HONORABLE COURT:

Energytec, Inc. (“Plaintiff” or Energytec”) files this Original Complaint, and hereby complains and alleges as follows:

PARTIES

1.     Defendant Philip M. Proctor (“Proctor”) is an individual who resides at Rt 1 Box 227-A10, Scroggins, TX 75480. While licensed to sell securities through his broker-dealer, S&P Equities, Inc., Mr. Proctor hid Energytec securities transactions and commissions from his broker-dealer, did not run the transactions and receive the commissions through his broker-dealer, and engaged in actions that constitute selling away from his broker-dealer. The accounting records for Energytec falsely report commission payments made to Mr. Proctor as

“legal fees,” when, on information and belief, Mr. Proctor is not a lawyer, as well as “consulting fees”, “acquisition fees” and “corporate finance.”

2.     Defendant G. Norman Munro (“Munro”) is an individual who resides at 9502 Bob White, Houston, Texas 77096 On information and belief, Munro is not properly licensed and registered to sell securities, and/or to act as a broker-dealer in securities.

3.     Defendant Raymond J. Vula (“Vula”) is an individual who resides at 2457 Hemlock Farms and 135 Fairway Drive, Lords Valley, Pennsylvania 18428. On information and belief, Vula is not properly licensed and registered to sell securities, and/or to act as a broker-dealer in securities. Among other things, Mr. Vula received not only a cash commission payment on transactions he procured, but also a carried interest in oil wells in which investors participated.

4.     Defendant Alice Vula (“Ms. Vula”) is an individual who resides at 2457 Hemlock Farms and 135 Fairway Drive, Lords Valley, Pennsylvania 18428-9030. On information and belief, Ms. Vula is not properly licensed and registered to sell securities, and/or to act as a broker-dealer in securities.

5.      Defendant John J. Petito (“Petito”) is an individual who resides at One Sanford Court North, Woodmere, New York 11581. On information and belief, Petito is not properly licensed and registered to sell securities, and/or to act as a broker-dealer in securities. On information and belief, Petito is a certified public accountant who used his special status and relationship of trust and confidence with his accounting clients to solicit and procure investments for Mr. Cole in Energytec, and who offered up to Mr. Cole his book of clients as investors.

6.     Defendant Melvin R. Seligsohn (“Seligsohn”) is an individual who resides at Windsor Hotel Executive Suite, 1700 Ben Franklin Parkway, Suite 2311, Philadelphia,

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Pennsylvania 19102 and/or 4650 Links Village Drive, D601, Ponce Inlet, Florida 32127. On information and belief, Seligsohn is not properly licensed and registered to sell securities, and/or to act as a broker-dealer in securities.

7.     Defendants Sam Miller (“Miller”) is an individual who resides at 109 Brookline Ct., Avondale, Pennsylvania 19311. On information and belief, Miller is not properly licensed and registered to sell securities, and/or to act as a broker-dealer in securities.

8.     Defendant Corinne I. Weseloh (“Weseloh”) is an individual who resides at RD5, Box 5388, East Stroudsburg, Pennsylvania 18301. On information and belief, Ms. Weseloh is not properly licensed and registered to sell securities, and/or to act as a broker-dealer in securities.

9.     Defendant Paul A. Aberbach (“Aberbach”) is an individual who resides at 205 East 22nd Street, New York, New York 10010. On information and belief, Mr. Aberbach is not properly licensed and registered to sell securities, and/or to act as a broker-dealer in securities.

10.     The true names and/or capacities, whether individual, corporate, partnership, associate or otherwise, of the DOE-defendants sued herein as DOES 1 through 100, inclusive, are unknown to Plaintiff, who therefore sues said DOE-defendants by such fictitious names. Plaintiff is informed and believes, and thereon alleges, that such fictitiously named DOE-defendants are liable to Plaintiff as set forth herein, and are responsible, in whole or in part, for the damages alleged to have been suffered by Plaintiff. Plaintiff will amend this Complaint to state their true names and capacities when ascertained. Plaintiff intends all further references in this Complaint to “Defendants” to expressly include reference to such fictitiously named DOE-defendant(s).

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11.     At all times herein mentioned, each Doe Defendant was the agent, partner, joint-venturer, servant and/or employee and authorized representative of each Defendant and in doing the actions herein alleged, acted within the scope of such actual and/or apparent authority.

JURISDICTION AND VENUE

12.     Jurisdiction is proper in this court pursuant to Sections 10, 15(a), and 29(b) of the Securities Exchange Act of 1934 (the “1934 Act”), 15 U.S.C. §§ 78j, 78o(a)(1), and 78cc(b), and the rules and regulations promulgated thereunder, including Securities and Exchange Commission (“SEC”), Rule 10b-5 (17 C.F.R. 240.10b-5). Jurisdiction is based upon § 27 of the 1934 Act, 15 U.S.C. § 78aa and 28 U.S.C. §§ 1331 and 1367.

13.     Venue is proper in this District pursuant to Section 27 of the 1934 Act, 15 U.S.C. § 78aa, and 28 U.S.C. §§ 1391(b), because a substantial part of the acts complained of, including payment of illegal commissions and the dissemination of materially false and misleading statements, occurred in this District.

COMMON ALLEGATIONS

14.     On March 18, 2006, Frank W Cole (“Cole”) was removed by the Board of Directors of Energytec as Chairman, Chief Executive Officer and Chief Financial Officer of Energytec. Mr. Cole’s removal was effective immediately.

15.     On March 18, 2006, Josephine Jackson (“Jackson”) was removed by the Board of Directors of Energytec as Executive Assistant to the Chairman and Assistant Corporate Secretary of Energytec. Ms. Jackson’s removal was effective on March 22, 2006.

16.     Mr. Cole and Ms. Jackson were removed after Energytec’s Board of Directors and Audit Committee discovered certain improper acts and/or omissions committed by Mr. Cole and Ms. Jackson, including, among other things, that Mr. Cole and Ms. Jackson had paid secret commissions to Defendants in violation of state and/or federal securities laws, which Mr. Cole

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and Ms. Jackson hid from and did not disclose to Energytec’s Board of Directors and/or Audit Committee, and which commissions were misrepresented as a result of the actions and omissions of Mr. Cole, Ms. Jackson, and Defendants in Energytec’s public filings with the Securities and Exchange Commission.

17.     Beginning in September 2002 and continuing through January 2006, Mr. Cole caused Energytec to pay undisclosed commissions to Philip M. Proctor, G. Norman Munro, Raymond J. Vula, Alice G. Vula, John J. Petito, Melvin R. Seligsohn, Sam Miller, Corinne I. Weseloh, Paul A. Aberbach, and/or the Doe Defendants (collectively, “Defendants”), to solicit and sell to purported ”accredited investors” working interests in oil and gas properties owned by Energytec and/or stock in Energytec. “Accredited investors” are persons or entities that meet certain financial wealth or income conditions or have other characteristics specified in Rule 501(a) of Regulation D adopted under the Securities Act of 1933.

18.     Pursuant to certain written and oral agreements between Mr. Cole and the Defendants (the “Commission Agreements”), Mr. Cole purportedly on behalf of Energytec agreed to pay to the Defendants commissions for their participation in the offer and sale of Energytec’s securities. The Commission Agreements and other correspondence were kept secret, with the only records kept in the private office or private files of Mr. Cole, and were not discovered by Energytec until after Mr. Cole’s termination on March 18, 2006. The existence of the Commission Agreements, most of which were oral, were kept secret by Mr. Cole from the Board of Directors and other officers of Energytec, and the Commission Agreements were not made a part of the corporate records of Energytec generally accessible to the officers, directors, or employees of Energytec, or Energytec’s outside auditors.

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19.     From September 2002 through January 2006, Mr. Cole, with the help, assistance, and participation of Ms. Jackson, caused Energytec to make payments in the aggregate amount of $7,002,395.17 to the Defendants that were recorded on the financial records of Energytec as “consulting,” “services,” “legal fees“, “broker fees” and/or “acquisition fees” Such payments were, in fact, illegal commissions paid to the Defendants under the undisclosed Commission Agreements for their direct participation and solicitation in the offer and sale of working interests and/or securities. Mr. Cole, with the help, assistance, and direct participation of Ms. Jackson and the Defendants, falsely reported the nature of the payments to the Defendants on the financial records of Energytec because they knew or had reason to believe that the payment of commissions was a violation of federal and state securities laws and/or the rules of the National Association of Securities Dealers, Inc., because the Defendants receiving the payments (except Mr. Proctor) were not licensed or otherwise registered as a broker, dealer, agent, or investment advisor under any applicable federal or state securities statute that requires persons who participate in the offer and sale of securities for compensation to be so registered, and/or the Defendants receiving the payments were so registered but participated in the offer and sale of the working interests and received payments without disclosing the activity to, and obtaining the permission of, the broker-dealer firm with which they were associated.

20.     In the Spring of 2005, Mr. Cole caused Energytec to sell to approximately 84 investors common stock of Energytec at an aggregate offering price of $5,499,140. Mr. Cole, with the help, assistance, and participation of Ms. Jackson, caused Energytec to make payments in the aggregate amount of $351,534.00 to the Defendants, which were recorded on the financial records of Energytec as “consulting,” “services,” “legal fees, “ and/or “broker fees.” Such payments were, in fact, illegal commissions paid to the Defendants under the undisclosed

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Commission Agreements for their direct participation in the offer and sale of the common stock. Mr. Cole signed a Notice of Sale of Securities on Form D and caused Energytec to file the Form D with the Securities and Exchange Commission on or about April 1, 2005 that falsely stated no commissions were paid in connection with the offer and sale of the common stock. Mr. Cole, with the help, assistance, and direct participation of Ms. Jackson and the Defendants, falsely reported the nature of the payments to the other named Defendants on the financial records of Energytec because they knew or had reason to believe that the payment of commissions was a violation of federal and state securities laws and/or the rules of the National Association of Securities Dealers, Inc., because the named Defendants receiving the payments were not licensed or otherwise registered as a broker, dealer, agent, or investment advisor under any applicable Federal or state securities statute that requires persons who participate in the offer and sale of securities for compensation to be so registered, and/or the named Defendants receiving the payments were so registered but participated in the offer and sale of the working interests and received payments without disclosing the activity to, and obtaining the permission of, the broker-dealer firm with which they were associated, and thus engaged in selling away.

21.     In November 2005, Mr. Cole caused Energytec to sell investors common stock of Energytec at an aggregate offering price of $8,531,002.00. (Mr. Cole with the help, assistance, and participation of Ms. Jackson then later caused Energytec to make commission payments and other compensation in the aggregate amount of $1,171,771.15 to the Defendants as more fully described in paragraph twenty two (22) below). Mr. Cole advised the Executive Vice President of Energytec, Don L. Lambert, that no commissions were going to be paid on the sale of the common stock and instructed Mr. Lambert to sign and file a Notice of Sale of Securities on Form D with the Securities and Exchange Commission, which he did on or about November 18, 2005

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(the “November Form D”) that stated no commissions were paid in connection with the offer and sale of the common stock. Mr. Cole signed two reports on Form 8-K and caused Energytec to file the reports on Form 8-K with the Securities and Exchange Commission on November 9, 2005 and November 29, 2005 that reported the offer and sale of the common stock and stated no commissions were paid in connection with the offer and sale of the common stock.

22.     In January 2006, Mr. Cole asked two employees of Energytec to sign checks payable to named Defendants, which he stated were commissions for their services in participating in the offer and sale of common stock reported on the November Form D and the Form 8-K reports filed with the Securities and Exchange Commission, as well for commissions due for the sale of working interests. The amount of commission presented for the sale of stock was $482,811.15. The amount of commission Mr. Cole wanted paid for the sale of working interests was $688,960.00. Each of the employees of Energytec refused to sign the checks and communicated to Mr. Cole they believed paying the commissions would be unlawful. Thereafter, Mr. Cole with the help, assistance, and participation of Ms. Jackson caused Energytec to make payments in the aggregate amount of $1,171,771.15 to the Defendants, which were commissions paid to the Defendants under the undisclosed Commission Agreements for their participation in the offer and sale of the common stock and working interests.

23.     From 2002 and continuing through early 2006, for each issuance of shares or working interests by Energytec in which each of the Defendants was involved in soliciting the purchase and/or sale of such securities, Defendants, and each of them, held themselves out as knowledgeable experts and/or professionals capable of performing such transactions. Defendants, however, did not comply with state and/or federal securities laws in each transaction in which they solicited and sold Energytec’s securities for the benefit of Energytec, directly

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participated in affirmative steps to hide their receipt of illegal commission payments, and deliberately and recklessly sat back and took no action while Energytec falsely represented in its public securities filings that no commissions were paid in connection with the purchase and sale of its securities. Defendants knew, or were deliberately reckless in not knowing, that Energytec’s public statements that no commissions were paid in connection with the purchase or sale of its securities were false, and misleading, because Defendants knew that they themselves had been paid a commission for such transactions.

24.     As a direct result of Defendants’ actions, misrepresentations and omissions, Energytec presently believes that it potentially might have to offer rescission to certain investors in the working interest program and/or purchasers of Energytec common stock in private placements. Energytec presently estimates that such private rescission offers might cost the company in excess of fifty million dollars ($50,000,000.00).

25.     Defendants directly participated in finding and soliciting of investors in the working interest program, the income program, and/or Energytec’s securities and as a result of their efforts, were paid secret commissions at the direction of Mr. Cole which were illegal and/or improper, not disclosed in Energytec’s public filings, and/or not disclosed to Energytec’s Board of Directors or Audit Committee at the time such commissions were paid. Energytec seeks a return of these illegally paid commissions, which were hidden from the corporation, regulators and the investing public.

FIRST CLAIM FOR RELIEF

Violation of Section 10(b) and Rule 10b-5
Against All Defendants

26.     Plaintiff incorporates each and every allegation set forth herein in paragraphs 1 through 25 as if fully set forth herein.

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27.     Pursuant to 15 U.S.C. § 78c(a)(1), the working interests and stock sold by Defendants are “securities.”

28.     Defendants made (a) the above referenced false statements and/or omissions of material fact with scienter, (b) in connection with Plaintiff’s sale of securities, (c) upon which Plaintiff reasonably relied and justifiably relied in selling Plaintiff’s securities to investors in Energytec, and (d) which false statements and/or omissions proximately caused Energytec’s damages.

29.     Defendants had the motive and opportunity to engage in securities fraud so that they would receive illegal commission payments, which were paid in violation of applicable state and/or federal securities laws, and took no steps to correct the false and misleading public securities filings, which represented that no commissions were paid by the company.

30.     Defendants violated Section 10(b) of the Securities Exchange Act of 1934, 15 U.S.C. § 78j(b), and Rule 10b-5 promulgated thereunder, 17 C.F.R. § 240.10b-5, by engaging in a plan, scheme, and unlawful course of conduct, pursuant to which Defendants knowingly and/or recklessly engaged in acts, transactions, practices, omissions and/or courses of business which operated as a fraud and deceit upon Plaintiff, and failed to disclose material information in order to make the statements made, in light of the circumstances under which they were made, not misleading to Plaintiff. Defendants’ scheme included holding themselves out as knowledgeable experts in the private placement of unregistered securities and then engaging in conduct that was a violation of such laws. Defendants’ scheme also included directly participating in and soliciting the sale of unregistered securities, receiving undisclosed commissions without being duly licensed as a registered representative and/or broker-dealer (except for defendant Proctor), and/or causing

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false and misleading statements to be made in Energytec’s public filings and taking no action to correct such false and misleading statements.

31.     The purpose and effect of said scheme, plan, and unlawful course of conduct was, among other things, to induce Plaintiff to sell stock to investors while simultaneously deceiving Plaintiff into believing such sales complied with and did not in anyway violate state and federal securities laws, and to lure Plaintiff into to paying undisclosed illegal commissions to Defendants in furtherance of their fraud, among other things.

32.     Defendants had an affirmative duty to correct all of the above-described false information concerning Energytec’s sales to investors through Defendants, the inability of Plaintiff to pay illegal commissions to Defendants, and to inform Plaintiff that such sales and actions violated state and/or federal securities laws. Defendants’ failure to correct the false information when Defendants were, in fact, aware of the falsity of the information was a willful, deliberate and conscious violation of the securities laws.

33.     As a result of the failure to disclose material facts, certain information that Energytec disseminated to the investing public was materially false and misleading as set forth above, exposing Energytec to substantial risk to its investors. Plaintiff reasonably and actually relied on the above-described false and misleading statements and omissions in selling its shares. In ignorance of the false and misleading nature of the statements described above and the deceptive and manipulative devices and contrivances employed by Defendants, Plaintiff, to its detriment, relied on Defendants’ representations. Had Plaintiff known the truth, it would not have sold securities in violation of state and/or federal securities laws, would not have paid the undisclosed illegal commissions, and would not have incurred liability to its investors and/or applicable regulators.

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34.     By reason of the foregoing, Defendants directly violated Section 10(b) of the Exchange Act and Rule 10b-5 promulgated thereunder by: (a) employing devices, schemes and artifices to defraud; (b) failing to disclose material information; or (c) engaging in acts, practices, and a course of business which operated as a fraud and deceit upon Plaintiff in connection with its sale of securities to investors and in connection with the purchase by named Defendants of securities from Plaintiff, in that named defendants received from Plaintiff interests in oil and gas properties as compensation for their services, which were illegal. 35. As a direct and proximate result, Plaintiff has suffered substantial damages in an amount to be proven at trial.

SECOND CLAIM FOR RELIEF

Violation of Section 15(a) of the 1934 Act, 15 U.S.C. § 78o
Against All Defendants except Defendant Proctor

36.     Plaintiff incorporates each and every allegation set forth herein in paragraphs 1 through 35 as if fully set forth herein.

37.     Defendants (except Defendant Proctor) engaged in the interstate business of effecting securities transactions for the account of another, without being registered with the Securities Exchange Commission, as a broker or dealer, in violation of Section 15(a) of the Securities Exchange Act, 15 U.S.C. § 78o.

38.     Defendants located prospective investors in Energytec to purchase Energytec securities, marketed the Energytec securities to investors, assisted in the negotiation of the terms by which the purchase and sale of such securities would occur, and accepted commission payments as compensation in a manner that was linked in whole or in part to the sale of Energytec’s securities.

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39.     On information and belief, Defendants, and each of them, except for Defendant Proctor, are not registered as broker-dealers pursuant to Section 15(a) of the Securities Exchange Act, or otherwise.

40.     Section 29(b) of the Securities Exchange Act, 15 U.S.C. § 78cc provides for the rescission of a contract if the contract violates any provision of the Securities Exchange Act or regulations promulgated thereunder. Accordingly, because Defendants and each of them, except defendant Proctor, received commission payments while acting pursuant to a contract wherein Defendants acted as an unregistered broker-dealer in violation of Section 15(a) of the Securities Exchange Act, Plaintiff is entitled to rescind each of these agreements and entitled to repayment of all commissions paid to and received by each of these Defendants (except Proctor). Plaintiff thus prays for a repayment to Plaintiff of all illegal commissions paid to Defendants (except Proctor).

THIRD CLAIM FOR RELIEF

Violation of Texas Securities Laws, Tex. Rev. Civ. Stat. Ann. art. 581-33
Against All Defendants

41.     Plaintiff incorporates each and every allegation set forth herein in paragraphs 1 through 40 as if fully set forth herein.

42.     Pursuant to Tex. Rev. Civ. Stat. Ann art. 581-4(A), the working interest and stock sold by Defendants are “securities”.

43.     Defendants, and each of them, acted directly or indirectly with the intent to deceive or defraud Energytec and investors in Energytec, and/or with reckless disregard for the truth and/or the law, in selling Energytec’s securities in violation of state and federal securities laws.

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44.     Defendants, and each of them, acted with a reckless disregard for the truth and/or the law with the knowledge of a perceived risk that their assistance would facilitate untruthful and/or illegal activity, including by participating in the sale of unregistered securities without a valid exemption for such securities, failing to take action to correct false and misleading public filings attesting that no commissions were paid, and/or receiving illegal commission payments without being duly licensed as a broker-dealer.

45.     Each of Defendants possessed a general awareness that his or her role was part of an overall activity that was improper, including by participating in the sale of unregistered securities without a valid exemption for such securities transactions, receiving commissions without being duly licensed as a broker-dealer, and/or causing false and misleading statements to be made in Energytec’s public filings.

46.     As a result of the actions of Defendants, certain information that Energytec disseminated to the investing public was materially false and misleading as set forth above and certain securities were sold to the investing public in violation of state and/or federal securities laws, exposing Energytec to substantial risk to its investors. Commissions also were paid to Defendants in violation of state and federal securities laws, which Defendants, and each of them, accepted with knowledge that such commissions were illegal and improper. Had Energytec known the truth, it would not have sold securities in violation of state and/or federal securities laws, would not have paid commissions to Defendants, would not have issued false and misleading securities filings, and would not have incurred liability to its investors and/or regulators.

47.     As a direct and proximate result, Plaintiff has suffered substantial damages in an amount to be proven at trial.

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FOURTH CLAIM FOR RELIEF

Common Law Fraud and/or Fraudulent Concealment
Against All Defendants

48.     Plaintiff incorporates by reference each and every allegation set forth in paragraphs 1 through 47 as if fully set forth herein.

49.     Defendants made the above-referenced representations and/or omissions concerning presently existing material facts, which were false, and which each of the Defendants either knew to be false when made or was made without knowledge of its truth.

50.     Defendants made the above-referenced representations or omissions for the purpose of inducing Plaintiff to act upon the representations or omissions, and that Plaintiff, acting reasonably and in ignorance of the falsity of the representations or omissions, did in fact rely upon the representations or omissions and was thereby induced to act as set forth above, including but not limited to by selling securities to investors in violation of state and federal securities laws, paying illegal commissions and/or making false and misleading statements concerning the payment of commissions in its public filings.

51.     Defendants, by their direct participation in such fraudulent actions and/or concealment of the truth violated their fiduciary duties to Energytec as Energytec’s purported consultants or service providers, including by, among other things, breaching their duties of good faith, duties of loyalty and candor respecting matters affecting their personal interests and the interests of Energytec, without full knowledge and consent of Energytec. Energytec relied upon the acts and omissions of Defendants at the time they were discharging their fiduciary duties to the corporation.

52.     Defendants suppressed the truth about their above-referenced respective actions and omissions, and/or failed to disclose the full and complete facts in a situation in which they had

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a duty to speak. By virtue of the fiduciary and/or confidential relationship that existed between Defendants and Energytec, when Defendants provided information to Energytec, they had a duty to disclose the whole truth. Defendants, however, made or allowed to be made repeated false representations that they knew to be misleading and/or untrue, including, concerning the payment of commissions to each of them, which payments were directly misrepresented in Energytec’s public filings.

53.     As a direct and proximate result of Defendants’ actions and/or omissions, Plaintiffs have been damaged in an amount to be proven at trial.

JURY DEMAND

54.     Plaintiff respectfully requests a jury on all claims and causes of action properly triable before a jury.

PRAYER

WHEREFORE, Plaintiffs pray for judgment as follows:

1.     For damages in an amount to be proven at trial;

2.     For costs and reasonable attorneys’ fees; and

3.     For such other and appropriate relief as deemed appropriate by the Court.

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DATED: May 12, 2006

Respectfully submitted,

/s/
Jeffrey M. Tillotson, P.C.
  Texas Bar No. 20039200
Richard A. Smith
  Texas Bar No. 24027990
Lynn Tillotson & Pinker , L.L.P.
750 N. St. Paul St., Suite 1400
Dallas, Texas 75201
(214) 981-3800 - telephone
(214) 981-3839 - facsimile

Erik A. Christiansen
  (pro hac vice app. to be filed)
Margaret N. McGann
  Texas Bar No. 00784685
Parsons Behle & Latimer
One Utah Center
201 South Main Street, Suite 1800
Post Office Box 45898
Salt Lake City, UT 84145-0898
(801) 532-1234 - telephone
(801) 536-6111 - facsimile

ATTORNEYS FOR PLAINTIFF

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